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                              CONSULTING AGREEMENT

THIS AGREEMENT, MADE AS OF                     , by and between, GEN TRAK, INC.
(hereafter referred to as "GEN TRAK"), and George L. Bird, Jr., 13 Crestview Road, Phoenixville, Pa 19460, (hereafter referred to as "CONSULTANT");

                                   WITNESSETH:

WHEREAS, GEN TRAK desired that CONSULTANT provide certain business development consulting services, and

WHEREAS, both GEN TRAK and CONSULTANT desire to set forth in writing the terms and conditions of their dealings;

NOW, THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follow:

ARTICLE 1 - CONSULTING SERVICES

On the terms and conditions set forth, GEN TRAK hereby engages CONSULTANT to consult in the area(s) of business development, and CONSULTANT hereby accepts such engagement. CONSULTANT agrees to use his best efforts, at a level consistent with persons having similar level of education, experience, and expertise in his field, in the performance of the services called hereunder.

ARTICLE 2 - TERMS OF AGREEMENT

The term of this agreement shall be for two years from the above date, extendible for a mutually agreed upon period. Services shall consist of specific tasks or results to be achieved and shall be performed at mutually agreeable times on an as-needed basis.

ARTICLE 3 - INDEPENDENT CONTRACTOR

CONSULTANT agrees that he shall be acting as an independent contractor.

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ARTICLE 4 - COMPENSATION

GEN TRAK agrees to pay CONSULTANT at the rate of 2000 dollars per month for up to 40 hours of work and 75 dollars per hour for work in excess of 40 hours. plus reasonable travel and other expenses incurred by CONSULTANT during the term of this Agreement. CONSULTANT shall report directly to Arthur C. Boyce and provide a invoice of time and expenses spent on the project.

ARTICLE 5 - CONFIDENTIALITY

For purposes of this Agreement, the term "confidential information" shall be any information embodying a whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, improvement, concept, idea, technique, know-how, market data and accounting data. CONSULTANT agrees to, sign and execute a Confidentiality Agreement provided by GEN TRAK that shall be attached to this Agreement and be considered part of this Agreement.

ARTICLE 6 - SCOPE OF AGREEMENT

This Agreement is intended by the parties hereto to be the final expression of their agreement, and it constitutes the full and entire understanding between the parties with respect to the subject hereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. This Agreement may be amended only in writing signed by the parties to this Agreement.

ARTICLE 7 - OWNERSHIP OF PROVIDED SERVICES AND RESULTS

CONSULTANT agrees that the Services and their results, reports and other data or materials generated or developed by CONSULTANT shall be and main the sole and exclusive property of GEN TRAK.

CONSULTANT shall perform any acts that may be reasonably deemed necessary by GEN TRAK to evidence transfer of ownership of all materials designated under this
Article 7 to GEN TRAK to the fullest extent possible, including but not limited to the making of further written assignments in a form determined by GEN TRAK.

ARTICLE 8 - RETURN OF MATERIAL

Upon request of GEN TRAK, but in any event upon termination of the Agreement, CONSULTANT shall surrender to GEN TRAK all memoranda, notes, records, drawings, models, maps, plans, reports, blueprints, sketches, letters, manuals, and other documents or materials (and all copies of same) pertaining to the services generated or developed by CONSULTANT or furnished by GEN TRAK to CONSULTANT, including all materials embodying any Proprietary Materials.

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ARTICLE 9 - TERMINATION

This Agreement may be terminated by GEN TRAK or CONSULTANT upon sixty (60) days written notice to the other party after the two year period. In the event GEN TRAK, for any reason, terminated this Agreement prior to the expiration of the term hereof, GEN TRAK shall be obligated to compensate CONSULTANT at the rate established herein for any remaining time of the Agreement.

ARTICLE 10 - COUNTERPARTS

This Agreement is executed in two counterparts, each of which shall for all purposes by deemed an original.

ARTICLE 11 - GOVERNING LAW

All disputes arising in any matter out of or in relation to this Agreement shall be decided in accordance with the laws of Pennsylvania.

ARTICLE 12 - NOTICES

All notices given pursuant to this agreement shall be sufficient if mailed, postage prepaid, by certified or registered mail, addressed as follows:

         If to GEN TRAK:

                  Gen Trak, Inc.
                  5100 Campus Drive
                  Plymouth Meeting, PA 10462

         If to CONSULTANT:

                  George L. Bird, Jr.
                  13 Crestview Road
                  Phoenixville, PS  19460

IN WITNESS WHEREOF, the parties have this Agreement to be entered into as of the date first above written.

GEN TRAK, INC.

BY ________________________                  ______________
   Arthur V. Boyce, Jr.                      Date
   President & CEO


CONSULTANT

By ________________________                  ______________
   George L. Bird, Jr.                       Date

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